UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2013

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100 Spokane, WA		99201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indenture and Notes

On January 23, 2013, Clearwater Paper Corporation, a Delaware corporation (the “Company”), completed its previously announced offering of $275 million aggregate principal amount of 4.500% Senior Notes due 2023 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of January 23, 2013 (the “Indenture”), by and among the Company, the existing direct and indirect domestic subsidiaries of the Company and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”). The Notes were offered in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

Interest on the Notes will accrue at the rate of 4.500% per annum and will be payable semiannually in arrears on February 1 and August 1, commencing on August 1, 2013. Interest on overdue principal and interest will accrue at a rate that is one percent higher than the then-applicable interest rate on the Notes. The Company will make each interest payment to the holders of record of the Notes on the immediately preceding January 15 and July 15.

The Notes are unsecured and effectively subordinated to all of the Company’s existing and future secured debt, including borrowings under its existing secured revolving credit facility. The Notes are guaranteed by each of the Company’s existing direct and indirect domestic subsidiaries, and will be guaranteed by each future direct and indirect subsidiary of the Company that is a domestic subsidiary and is not designated as an “Unrestricted Subsidiary” by the Company (each, a “Restricted Subsidiary”). Each Restricted Subsidiary must provide a guarantee of the payment of principal, premium and interest on the Notes on an unsecured basis. If the Company is unable to make payments on the Notes when they are due, each subsidiary guarantor is obligated to make such payments.

Prior to February 1, 2016, the Company may redeem, at any time at its option, up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of qualified equity offerings at a redemption price equal to 104.500% of the aggregate principal amount of the Notes redeemed plus accrued and unpaid interest, if any. The Company has the option to redeem all or a portion of the Notes at any time prior to February 1, 2018 at a redemption price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium and accrued and unpaid interest, if any. In addition, the Company has the option to redeem all or a portion of the Notes at any time on or after February 1, 2018 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any.

If the Company sells certain assets and does not apply the proceeds as required under the Indenture or experiences specific kinds of changes of control, the Company must offer to repurchase the Notes from holders at the prices set forth in the Indenture.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of any of its Restricted Subsidiaries to (i) borrow money, (ii) pay dividends, redeem or repurchase its capital stock, (iii) make investments, (iv) sell assets, (v) create restrictions on the payment of dividends or other amounts to the Company from its Restricted Subsidiaries, (vi) enter into transactions with affiliates, (vii) enter into sale and lease back transactions, (viii) create liens and (ix) consolidate, merge or sell all or substantially all of its assets. In addition, the Indenture requires, among other things, the Company to provide reports to holders of the Notes. These covenants are subject to a number of exceptions, limitations and qualifications set forth in the Indenture.

Upon the occurrence of customary events of default, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately. Upon the occurrence of certain bankruptcy or insolvency events affecting the Company or certain of its subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice on the part of the Trustee or any holder.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company and its direct and indirect domestic subsidiaries entered into a registration rights agreement dated as of January 23, 2013 with the initial purchasers of the Notes (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement with the SEC pursuant to which it will offer to exchange the Notes for notes with substantially similar terms that are registered under the Securities Act. In certain circumstances, including if applicable interpretations of the staff of the SEC do not permit the Company to effect the exchange of the Notes, the Company will be required to make available an effective shelf registration statement registering the resale of the Notes. If the Company defaults on certain of its obligations under the Registration Rights Agreement, it will be required to pay additional interest on the Notes with respect to which such default exists until the default is cured as set forth in the Registration Rights Agreement.

Eighth Amendment to Loan and Security Agreement

On January 17, 2013, the Company entered into the Eighth Amendment to the Loan and Security Agreement (the “ABL Amendment”) with Bank of America, N.A., as Administrative Agent, and the financial institutions party thereto. The ABL Amendment amends the negative covenants contained in the Company’s existing Loan and Security Agreement, dated as of November 26, 2008, as amended, to permit the offering of the Notes.

The above descriptions of the Indenture, the form of the Notes, the Registration Rights Agreement and the ABL Amendment are qualified in their entirety by reference to the full text of each agreement, which are filed as Exhibits 4.1, 4.2, 4.3 and 10.1, respectively, to this Form 8-K and are incorporated by reference herein.

Item 1.02 Termination of a Material Agreement

Redemption of 10.625% Senior Notes due 2016 and Satisfaction and Discharge of Indenture

On January 23, 2013, the Company notified the holders of the Company’s existing 10.625% Senior Notes due 2016 (the “Existing Notes”) that the Company elected to redeem all of the currently outstanding $150 million aggregate principal amount of Existing Notes on February 22, 2013, in accordance with the indenture governing the Existing Notes. Using the proceeds from the issuance of the Notes, the Company irrevocably deposited with the Trustee sufficient funds to fund the redemption of the Existing Notes. As a result, the Company’s and the guarantors’ obligations under the indenture governing the Existing Notes have been discharged.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description set forth under Item 1.01 of this Form 8-K is incorporated by reference herein in its entirety.

Item 8.01 Other Events

Stock Repurchase Program

The Company expects to use $100 million of the net proceeds from the issuance of the Notes to repurchase shares of the Company’s common stock pursuant to the Company’s $100 million stock repurchase program announced on January 17, 2013. The stock repurchase program is expected to be completed in 2013.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

4.1	Indenture, dated as of January 23, 2013, by and among Clearwater Paper Corporation, the Guarantors (as defined therein) and U.S. Bank National Association, as trustee.

4.2	Form of 4.500% Senior Notes due 2023 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of January 23, 2013, by and among Clearwater Paper Corporation, the Guarantors (as defined therein) Goldman Sachs & Co. and Merrill Lynch, Pierce Fenner & Smith Incorporated, as the initial purchasers.

10.1	Eighth Amendment to Loan and Security Agreement, dated as of January 17, 2013, by and among the financial institutions signatory thereto, Bank of America, N.A. and Clearwater Paper Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2013

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of January 23, 2013, by and among Clearwater Paper Corporation, the Guarantors (as defined therein) and U.S. Bank National Association, as trustee.

4.2	Form of 4.500% Senior Notes due 2023 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of January 23, 2013, by and among Clearwater Paper Corporation, the Guarantors (as defined therein) Goldman Sachs & Co. and Merrill Lynch, Pierce Fenner & Smith Incorporated, as the initial purchasers.

10.1	Eighth Amendment to Loan and Security Agreement, dated as of January 17, 2013, by and among the financial institutions signatory thereto, Bank of America, N.A. and Clearwater Paper Corporation.